  Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

Shri Parikh (“You” or “you”) and SANUWAVE Health, Inc. (the “Company”) (collectively, the “Parties”) have agreed to enter into this Separation Agreement and General Release (the “Agreement”) as of May 14 , 2020 (the “Effective Date”) on the following terms:

Your employment with the Company shall terminate effective June 30, 2020 or such earlier date as mutually agreed by you and the Company (the “Separation Date”).

To bring a smooth closure to your relationship with the Company, and to resolve all disputes between the Parties, the Company is offering you severance benefits in exchange for a general release of claims.

Accordingly, you and the Company incorporate the above recitals into this Agreement, and agree as follows:

1. Your employment with the Company shall terminate effective on the Separation Date. Until the Separation Date, you shall continue to receive your base salary, less all relevant taxes and withholdings, which shall be paid in accordance with the Company’s normal payroll procedures, as well as be entitled to continue to participate in the Company’s group medical plans. The Company’s website will continue to reflect that you are the President of the Company until the Effective Date. For the period between the Effective Date and the Separation Date, (i) any substantive communications regarding the Company’s business that you have with Company contacts (including customers, potential customers, employees, board members, advisors and investors) shall require pre-approval by the Company’s Chief Executive Officer or Chief Financial Officer, and (ii) you shall have no authority to act on behalf of or otherwise bind the Company in any manner.

2. Subject to your compliance with your promises and agreements contained in this Agreement, and provided you do not revoke this Agreement, the Company agrees to pay you the gross sum of One Hundred Fifty Thousand Dollars ($150,000) as severance pay (“Severance Pay”), within 7 days after the Separation Date and you have signed the attached Addendum No. 1 and provided you have taken no action after the Effective Date that would constitute a material breach of any of the provisions of this Agreement. The Company shall withhold from the Severance Pay any amount required to satisfy applicable withholding requirements, and shall report the payment of the Severance Pay to the appropriate taxing authorities, all as required by applicable federal, state or local law. The Company makes no representation to you regarding the taxability of the Severance Pay. You agree that you are responsible for and will pay all taxes you owe on the Severance Pay.

3. The Parties shall enter into an advisor agreement (the “Advisor Agreement”) in a form provided by the Company and reasonably acceptable to you on or prior to the Separation Date pursuant to which you shall become an advisor to the Company (with no break in service from your transition from an employee of the Company to an advisor). The Advisor Agreement shall have an initial term of one year and shall be renewable, yearly, by mutual agreement of you and the Company. This Agreement shall also expressly amend the existing Amended and Restated 2006 Stock Incentive Plan of Sanuwave Health, Inc. Agreements dated November 23, 2018 and May 31, 2018, between Company and You, and subsection (c) of section 4 in each of these agreement shall be deleted in its entirety and replaced with the following:

“90 days following the date of termination of the Advisor Agreement between Optionee and Company”

4. In exchange for the consideration provided in this Agreement, you and your heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown (collectively, “Released Claims”), that you may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the your hire, benefits, employment, termination, or separation from employment with the Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of your execution of this Agreement, including but not limited to:

(i) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Georgia Equal Pay Act (GEPA), the Georgia Prohibition of Age Discrimination in Employment Act and the Georgia Discriminatory Wage Practices Based on Sex Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(ii) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm;

(iii) any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and

(iv) any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

5. You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event you sign this Agreement and returns it to the Company in less than the 21-day period identified above, you hereby acknowledges that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement. You acknowledge and understand that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the effective date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

6. You represent that you have not initiated, filed, or caused to be filed and agree not to initiate, file, or cause to be filed, or otherwise pursue any Released Claims against any of the Released Parties.

7. You also agree that this Agreement, and each of its terms, including the negotiations leading up to it, are confidential and you will not discuss the Agreement, or any of its terms or the negotiations leading up to it, with anyone except your attorney, spouse, or tax advisors without the Company’s prior written consent.

8. Each Party agrees that neither Party will make or publish, either orally or in writing, any disparaging statement regarding the other Party. This includes any and all disparagements of the Company, its business or products, any of its guests, vendors, employees, officers, directors, or customers, or in any way wrongfully impeding or interfering with the Company’s customer relationships.

9. Except for operation of a mobile health services company, which may use certain Company products and related product information, all of which shall be expressly permitted by Company, You agree that you remain bound by your promises and obligations under the Company’s Confidentiality and Non-Compete Agreement that you signed at the start of your employment with the Company and which is attached hereto. Except as noted above, You acknowledge and agree that the Company’s obligations to provide the Severance Pay are subject to your continued compliance with your obligations under the Confidentiality and Non-Compete Agreement. For the purposes of compliance with the Confidentiality and Non-Compete Agreement, the Parties agree that “Business” shall mean Extracorporeal Shock Wave Technology (ESW), ultrasound and electro-stimulation to help the human body heal.

10. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement prohibits you from exercising protected rights, including rights under the National Labor Relations Act, to file a charge with the Equal Employment Opportunity Commission, or to report possible violations of law or participate in an investigation by any federal, state or local government agency or commission such as the National Labor Relations Board, the Department of Labor, OSHA, the Department of Justice or the SEC. You do, however, waive any right to receive any monetary award or benefit resulting from such a charge, report, or investigation related to Released Claims, except that you may receive and fully retain a monetary award from a government-administered whistleblower award program. You and the Company further acknowledge and agree that this Agreement shall not be construed as a waiver of any rights that are not subject to waiver by private agreement or otherwise cannot be waived as a matter of law. You also acknowledge that you have been advised that under 18 U.S.C. § 1833(b):

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this Agreement, you understand that you have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. You understand that you also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. You understand and acknowledge that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

11. The Parties agree that any communications regarding your status as an employee or officer of the Company shall be consistent with a script to be mutually agreed between you and the Company’s Chief Executive Officer.

12. As a material inducement to the Company to enter into this Agreement, you hereby acknowledge and agree that the Company has no obligation to consider you for employment or to hire or employ you in any capacity at any time now or in the future and you hereby agree to forever waive any claim of right and/or entitlement to such employment or reemployment.

13. You further acknowledge that this Agreement, the Confidentiality and Non-Compete Agreement and the Amended and Restated 2006 Stock Incentive Plan of Sanuwave Health, Inc. Agreements dated November 23, 2018 and May 31, 2018 between Company and You, represent the entire agreement and understanding between the Parties regarding its subject matter, supersedes and replaces any and all prior agreements and understandings regarding its subject matter, and shall not be modified in any way except in writing executed by the you and the Chief Executive Officer of the Company; provided, however, that if the Company is in breach of this Agreement for failing to timely pay the Severance Pay and you have signed the attached Addendum No. 1 on or following the Separation Date and have taken no action after the Agreement Effective Date that would constitute a material breach of any of the provisions of this Agreement, you shall be entitled to seek recovery of any amounts that you would otherwise be entitled to pursuant to that certain Offer Letter entered into between you and the Company dated April 11, 2018. This Agreement shall be governed by the laws of the State of Georgia, without giving effect to provisions governing the choice of law. You also agree that if any term or portion of this Agreement is found to be unenforceable under applicable law, such finding shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing the particular term or portion held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement is severable.

14. You understand and agree that this Agreement is not an admission of guilt or wrongdoing by the Company or you and that neither the Company nor you believes or admits that it/you has done anything wrong.

15. You agree to return to the Company, or have already returned to the Company, any and all files or other property of the Company (including, but not limited to, all Company documents, including, without limitation, financial documents, personnel records, marketing and business plans, actual or prospective client lists; computers, laptops, smartphones or other telephones, company-issued electronic devices, identification and security cards, keys, contracts, office equipment and supplies, records, computer discs, emails and other electronic files) without retaining any copies.

16. Except as provided in this Agreement you will not receive any benefits or compensation from the Company. You acknowledge that you are not entitled to any benefits or compensation from the Company which you have not already received except as provided in this Agreement. You also acknowledge that you are not aware of any injury you have suffered at work for which you have not already submitted a claim.

17. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Gwinnett County, Georgia before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. You expressly acknowledge that you are waiving any right to a jury trial for any and all claims covered by this Agreement.

18. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. You may not assign any of your rights or obligations under this Agreement without the Company’s prior written consent.

19. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20. Prior to execution of this Agreement, you were advised to seek counsel from advisors and attorneys of your own selection regarding the matters contemplated by this Agreement, including any tax matters relating thereto. You acknowledge that you have been afforded every opportunity to and have read this Agreement, are fully aware of its contents and legal effect after consulting with counsel, and have chosen to enter into this Agreement freely, without coercion, and based on your own judgment. You further represent that in entering into this Agreement, you are not relying on any statements or representations made by the Company, its affiliates or, where applicable, any of their respective directors, officers, employees or agents that are not expressly set forth herein, and that you are relying only upon your own judgment and any advice provided by your attorney.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

By: /s/ Shri Parikh

Name: Shri Parikh

Date of Signature: May 15, 2020

By: /s/ Kevin A. Richardson II

Name: Kevin A. Richardson II

Title: Chief Executive Officer at SANUWAVE Health, Inc.

Date of Signature: May 15, 2020

ADDENDUM NO. 1 TO SEPARATION AGREEMENT AND GENERAL RELEASE

By executing this Acknowledgment, and in exchange for the Severance Pay, I understand and agree that all the terms of the preceding Separation Agreement and General Release are effective as of the date set forth below.

Date: ___________________________	By: ______________________________
Name: Shri Parikh